Exhibit 99.1


                        Gyrodyne Company of America, Inc.
                                 102 Flowerfield
                         St. James, New York 11780-1551
                     Phone (631) 584-5400 Fax (631) 584-7075


June 17, 2005


Gyrodyne Company of America, Inc.                     102 Flowerfield
St. James, New York 11780

                              FOR IMMEDIATE RELEASE
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     ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS ***** NEWS *****
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       Gyrodyne Retains Financial Advisor to Provide Strategic Assessment


"NASDAQ:GYRO" - ST. JAMES, N.Y., June 17 2005 -- Gyrodyne Company of America, Inc. today announced that it has retained the investment banking firm of Coady Diemar Partners to assist Management and the Board of Directors in reviewing strategic options. The review by Coady Diemar will include a comprehensive analysis of Gyrodyne's business, operations, financial condition and prospects. Based on such analysis, Coady Diemar will assess the market values of Gyrodyne's assets under various scenarios, will assist Gyrodyne in reviewing various types of possible transactions and will make such recommendations to Management and the Board as may be appropriate.

Gyrodyne expects to complete its review of strategic alternatives within a period of 90 days. However, the engagement of Coady Diemar should not be regarded as an indication that this process will necessarily result in a transaction, any proposal or agreement for a transaction, or any other action by Gyrodyne, or the timing or terms thereof. Gyrodyne expects that it will make no further announcement in connection with this process until its conclusion, unless Gyrodyne determines that it would be appropriate to do so at an earlier stage.

Stephen V. Maroney, President and CEO of Gyrodyne, stated that, "The scope of Coady Diemar's assignment is quite broad and not limited to any specific vision for the Company's future. Gyrodyne's Board and Management have been committed to fulfilling their fiduciary obligations to preserve and maximize shareholder value, and the engagement of Coady Diemar to perform a strategic assessment of Gyrodyne is the natural next step in that continuing commitment."

About Gyrodyne Company of America, Inc.

Gyrodyne owns and operates a 314 acre site and buildings approximately 50 miles east of New York City on the north shore of Long Island. The Company is also a limited partner in the Callery Judge Grove, L.P. which owns a 3,500+/- acre property in Palm Beach County, Florida.

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Gyrodyne's common stock is traded on the NASDAQ Stock Market under the symbol
GYRO. Additional information about Gyrodyne may be found on its web site at http://www.gyrodyne.com/.

About Coady Diemar Partners:

Coady Diemar Partners provides a range of investment banking services, including merger and acquisition advice and private capital raising services, to middle-market and growth companies.

The statements made in this press release that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to the effect of economic and business conditions, including risk inherent in the Long Island, New York and Palm Beach County, Florida real estate markets, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this press release.
Website: http://www.gyrodyne.com/

MEDIA CONTACT: Rick Matthews, Rubenstein Associates, (212) 843-8267